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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14 a-12
First National of Nebraska, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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May 13, 2002

RE: NOTICE OF ANNUAL MEETING

        The annual meeting of shareholders of First National of Nebraska, Inc. will be held on the fourth floor of the First National Bank of Omaha Building, One First National Center, 16th and Dodge Streets, Omaha, Nebraska, on June 26, 2002 at 2:00 p.m. C.S.T. for the following purposes:

  1.
  To elect directors for a three-year term.

  2.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        A Proxy Statement setting forth information with respect to the election of directors is enclosed.

        Only stockholders holding shares of Common Stock of record at the close of business on April 29, 2002 are entitled to vote at the annual meeting.

        Stockholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the meeting may withdraw their proxies and vote in person.

                      By Order of the Board of Directors

                      TIMOTHY D. HART
                      Secretary & Treasurer

                      Omaha, Nebraska
                      May 13, 2002

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

FIRST NATIONAL OF NEBRASKA, INC.
One First National Center
Omaha, Nebraska 68197

Date of Mailing: May 13, 2002

PROXY STATEMENT

        The annual meeting of the shareholders of First National of Nebraska, Inc. (the Company) will be held on Wednesday, June 26, 2002 at 2:00 p.m. at the First National Bank of Omaha, Fourth Floor, One First National Center, Omaha, Nebraska for the purposes of the election of three nominees listed under "Election of Directors" and such other business which may properly be brought before the meeting or any adjournment thereof. The principal executive offices of the Company are located at One First National Center, Omaha, Nebraska, 68197.

        This proxy statement is furnished in connection with the solicitation by the Company of proxies in the accompanying form. You are requested to complete, sign, date and return the enclosed proxy card in order to ensure that your shares are voted. A shareholder giving a proxy may revoke it at any time before it is exercised at the annual meeting. Each proxy signed, dated and returned will be voted "FOR" each of the nominees for the Board of Directors unless contrary instructions are given. If instructions are given, the proxy will be voted in accordance with those instructions. Only shareholders of record at the close of business on April 29, 2002 will be entitled to vote at the annual meeting. The Company had 334,500 shares outstanding as of April 29, 2002.

ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the number of directors shall be eight unless another number is fixed by resolution of the Board of Directors. In April 2001, a resolution was passed by the Board of Directors fixing the number of directors at seven. The Bylaws also provide that the directors shall be divided into three classes with terms expiring on a three-year staggered basis. Nebraska law requires that boards of directors consisting of classes of directors elected on a staggered basis shall have such classes with numbers of directors as equal as possible. Accordingly for 2002, the Board of Directors has nominated F. Phillips Giltner, J. William Henry and Daniel K. O'Neill to serve as directors of the Company for three-year terms expiring in 2005. Messrs. Giltner, Henry and O'Neill have expressed their intention to serve if elected and the Board of Directors knows of no reason why Mr. Giltner, Mr. Henry or Mr. O'Neill might be unavailable to serve. Unless contrary instructions are given, it is intended that shares represented by the proxies will be voted in favor of the election of Mr. Giltner, Mr. Henry and Mr. O'Neill.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        Following is a list of the names, ages and principal occupations of each nominee for director to be voted on at the annual meeting and each of the other directors of the Company who will continue in office after the annual meeting. The executive officers of the Company are also directors of the Company. Accordingly, information regarding the executive officers is included in the following list. Each nominee for director currently serves as a director of the Company. Unless otherwise indicated, all persons listed below have held the positions described under "Principal Occupation" for at least five years.

Name	Age	Principal Occupation	Term to Expire
Nominees
F. Phillips Giltner	77	Chairman Emeritus and Director of the Company; Chairman Emeritus and Director of the Bank.	2002
J. William Henry	59	President (2000 to present), Member of the Executive Committee and Director of the Company; Executive Vice President and Director of the Bank. Prior to 2000, Mr. Henry was an Executive Vice President for the Company.	2002
Daniel K. O'Neill	48	Senior Vice President (2000 to present) and Director of the Company; Executive Vice President of Lauritzen Corporation; President of Financial Service Company.	2002
Directors Continuing In Office
Dennis A. O'Neal	61	Executive Vice President, Member of the Executive Committee and Director of the Company; President of Corporate Banking (2000 to present) and Director of the Bank. Prior to 2000, Mr. O'Neal was an Executive Vice President of the Bank.	2003
Margaret Lauritzen Dodge	34	Director of the Company; Director of the Bank (2000 to present) and various positions with the Bank including present position as Finance Officer; Second Vice President of Lauritzen Corporation (1998 to present).	2003
Bruce R. Lauritzen*	58	Chairman, Member of the Executive Committee and Director of the Company; Chairman and Director of the Bank. Prior to 2000, Mr. Lauritzen served as President of both the Company and the Bank. Chairman, President and Director of Lauritzen Corporation.	2004
Elias J. Eliopoulos	57	Executive Vice President, Member of the Executive Committee and Director of the Company; President of Consumer Banking (2000 to present) and Director of First National Bank of Omaha (the Bank). Prior to 2000, Mr. Eliopoulos was an Executive Vice President of the Bank.	2004

*
Mr. Lauritzen is an owner of more than 5% of the common stock of the Company. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." Bruce R. Lauritzen is the father of Margaret Lauritzen Dodge.

        The Board of Directors conducts its business through meetings of the Board and actions taken by written consent in lieu of meetings. The Company does not have standing nominating or compensation committees of the Board of Directors. The entire Board of Directors performs the functions that a nominating committee would normally perform. The Executive Committee of the Board, consisting of Messrs. Lauritzen, Eliopoulos, Henry and O'Neal, fixes the compensation of the officers of the Company. The Audit Committee, which was organized in January 2001, consists of Messrs. Henry and O'Neill and performs periodic reviews of the Company's financial statements and reviews the audit plans and findings with the independent auditors. The Board of Directors held five meetings and executed 16 unanimous consents in lieu of meetings during 2001. The Executive Committee held one meeting during 2001 and executed three unanimous consents. The Audit Committee held four meetings in 2001 and one meeting in 2002 with respect to the 2001 audited financial statements of the Company. During 2001, all directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Executive Committee on which such directors served.

VOTING AT MEETING

        In voting for directors, each share of common stock is entitled to one vote for each director to be elected. However, shareholders have the right to cumulate their votes for the election of directors. In cumulating votes, the number of votes which each shareholder may cast is determined by multiplying the number of shares held by the number of directors to be elected. All of such votes may be cast for any one nominee or such votes may be distributed among the nominees.    Any shareholder desiring to exercise his or her right of cumulative voting shall give written notice of intent to do so to the Secretary of the Company at least 30 days before the meeting or within five days after notice of the meeting is mailed, whichever is later (but in no event less than ten days before the meeting). Upon receipt of such notice, the Secretary shall immediately give notice to the other shareholders and such other shareholders shall each have the right to cumulate their votes and cast them as they see fit without giving further notice to the Secretary.

        All shares represented by properly executed and unrevoked proxies will be voted at the meeting in accordance with the instructions given therein. Where no instructions are indicated, such proxies will be voted "FOR" the election of the nominees for director. Shares of common stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present for determining a quorum at the annual meeting, including shares with respect to which votes are withheld, abstentions are cast and there are broker nonvotes. A vote of a plurality of the shares represented, either in person or by proxy, at the annual meeting is required for the election of directors. Consequently, votes withheld and broker nonvotes with respect to the election of directors will have no impact on the election of directors.

OTHER MATTERS TO COME BEFORE THE MEETING

        If any matters not referred to in this proxy statement come before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment. The directors are not aware that any matters other than those set forth in this proxy statement will be presented for action at the meeting.

SHAREHOLDER PROPOSALS

        Shareholders of the Company may nominate persons for election to the Board of Directors. Pursuant to the Bylaws of the Company, all shareholders must be notified of all such nominations at least 30 days prior to the date of the annual meeting.

        If any shareholder desires to submit a proposal to be included in the proxy statement for the Company's 2003 annual meeting, such proposal must be received by the Secretary of the Company on or before January 13, 2003. The inclusion of any such proposal in such proxy statement will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission. The proxy for the 2003 annual meeting will confer discretionary authority on the proxy holders to vote on matters properly proposed by any shareholder for consideration at the meeting if notice thereof is not delivered to the Secretary of the Company at least 30 days prior to the date of the 2003 meeting.

        The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter proposed by shareholders for consideration at the Annual Meeting if the Company does not receive written notice of the matter on or before May 27, 2002.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

A.    Report of the Executive Committee on Executive Compensation

Compensation Philosophy

        The Executive Committee for the Company, the members of which are also the members of the Executive Committee for First National Bank of Omaha, the Company's largest banking subsidiary (the "Bank"), sets the compensation of the officers of the Company and the Bank. Information presented herein is presented on a consolidated basis. The Company compensates its executive officers in amounts which are competitive, consistent with its business objectives, and commensurate with the experience level of its executive officers. The goal of the Company's compensation policy is to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Executive Committee considers midwest regional financial institutions and selected local employers in determining competitive base salaries.

        Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business goals are met, including such factors as operating profit and asset growth. Individual performance is evaluated by reviewing contributions to corporate goals. In all cases, the condition of the economy relative to the Company's business objectives and the performance of competitors is also taken into consideration in order to determine the relative performance of each individual and the Company. The compensation of Mr. Bruce R. Lauritzen, the chief executive officer of the Company, is reviewed using the same criteria as other executive officers of the Company.

Primary Elements of Compensation

        The Company has had a history of using a total compensation package that consists of cash and benefits. With respect to the base salary and cash incentive bonuses granted to the executive officers in 2001, the Executive Committee took into account the Company's success in meeting a variety of financial and nonfinancial performance goals. These goals include: the rate of return on stockholder's equity, the growth in assets and fee income; degree of market share; quality of assets; various measures of productivity and efficiency; development and execution of business strategies; the identification and implementation of acquisition plans; and the introduction of new technologies, products and services.

Base Salary

        The Executive Committee sets base salary for executive officers by reviewing individual performance, professional experience, position with the Company, and base salary levels paid by similarly situated companies. The Executive Committee believes that the Company's base salaries are generally commensurate with the base salaries of similar financial institutions and selected local employers.

        Base salary is included in the amount reported in column (c) of the Summary Compensation Table of this proxy statement and consists of amounts paid by the Bank and the Company. This base salary is determined by the Executive Committee in December of the year prior to the period it is earned. For example, the base salary earned as indicated in column (c) of the Summary Compensation Table for 2001 was determined by the Executive Committee in December, 2000.

Bonuses

        The Executive Committee awards cash incentive bonuses, which are included in column (d) of the Summary Compensation Table, each year to executive officers based on their performance with respect to individual goals and to the Company's financial goals and the Company's performance relative to its competitors. For 2001, examples of Company goals included: to earn a 15% rate of return on stockholder's equity, to acquire additional credit card portfolios; to expand the number of locations in Nebraska, Kansas, Texas and Colorado; and to expand and strengthen our presence as a regional banking company. Depending upon the performance relative to these guidelines and goals, executive officers are awarded cash incentive bonuses as appropriate for the Company's performance. In 2001, the Company did not achieve a 15% rate of return on stockholder's equity, which resulted in a reduction of cash bonuses paid. However the Company met its other established goals, including expansion into Illinois, which resulted in a deferred compensation award. Continuing the Company's philosophy of funding through core deposits, the Company completed its acquisition of Castle BancGroup, Inc. of DeKalb, Illinois in January 2002. Current cash bonuses for 2001 were paid in January 2002.

        A portion of cash incentive bonuses are awarded under a plan which is subject to vesting schedules. Participation in the plan is limited to key executives as determined by the Executive Committee. The incentive pool contributed to the plan is determined and allocated to its participants by the Executive Committee and is based upon the level of goal achievement by the Company. Effective December 31, 2000, the deferred compensation plan was amended in order to provide new investment alternatives and tax-planning opportunities to senior management participants. Bonuses awarded under this plan ("performance awards") are subject to vesting schedules and may be invested by the participants in options for the purchase of shares in a variety of mutual funds or in options for the purchase of shares of Company common stock. Participants also have the opportunity to invest cash bonuses which are not subject to vesting schedules ("bonus awards") in options for the purchase of shares in mutual funds or Company stock. Incentives awarded under the this deferred compensation plan are included in column (d) of the Summary Compensation Table.

                      Bruce R. Lauritzen
                      Elias J. Eliopoulos
                      J. William Henry
                      Dennis A. O'Neal

B.    Summary Compensation Table

        The following table sets forth total compensation paid by the Company and the Bank to the chief executive officer of the Company and to the other three most highly compensated executive officers of the Company for years 2001, 2000, and 1999.

	Annual Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation
(a)	(b)	(c)	(d)		(e)
Bruce R. Lauritzen
Chairman of the Company and the Bank	2001	$509,275	$374,609	(1)	$85,635	(4)
Chairman of the Company and the Bank	2000	490,457	330,148	(2)	104,852
Chairman and President, the Company and the Bank	1999	471,278	436,697	(3)	153,022
Elias J. Eliopoulos
Executive Vice President of the Company and President of Consumer Banking for the Bank	2001	301,937	343,856	(1)	42,975	(4)
Executive Vice President of the Company and President of Consumer Banking for the Bank	2000	290,324	306,553	(2)	37,799
Executive Vice President, the Company and the Bank	1999	278,488	375,138	(3)	20,332
J. William Henry
President of the Company and Executive Vice President of the Bank	2001	301,937	313,627	(1)	27,319	(4)
President of the Company and Executive Vice President of the Bank	2000	290,324	258,724	(2)	49,900
Executive Vice President, the Company and the Bank	1999	278,488	375,138	(3)	24,372
Dennis A. O'Neal
Executive Vice President of the Company and President of Corporate Banking for the Bank	2001	301,937	323,627	(1)	30,902	(4)
Executive Vice President of the Company and President of Corporate Banking for the Bank	2000	290,324	283,724	(2)	48,131
Executive Vice President, the Company and the Bank; Treasurer, the Company	1999	278,488	375,138	(3)	30,673

(1)
As described under Report of the Executive Committee on Executive Compensation—Bonuses, the deferred compensation plan was amended in 2000 to provide new investment alternatives and tax-planning opportunities. Includes deferred compensation performance awards for 2001 which were paid to participant's accounts in 2002: Bruce R. Lauritzen, $120,395; Elias J. Eliopoulos, $114,410; J. William Henry, $114,410; Dennis A. O'Neal, $114,410. All such amounts are subject to a 7-year vesting schedule and are payable upon retirement, death or total disability.

(2)
The deferred compensation plan which was amended and implemented in December 2000 was funded with cash proceeds received from the liquidation of the former deferred compensation plan. Because the fair market value of the Company stock held in the former deferred compensation plan was below the plan's cost basis, a $2 million cash contribution was made by the Company. A portion of this contribution was deemed allocated to certain named executives officers' accounts. However, since contributions earned in prior years were reported at the full cost basis in the Summary Compensation Table, no additional amounts are reported for this additional cash contribution for the named executives in the above table. No performance award contributions for 2000 were paid to participants listed in the above under this deferred compensation plan.

(3)
Includes deferred compensation allocated to a participant account in 2000 pursuant to the former plan based on 1999's performance in the following amounts: Bruce R. Lauritzen, $156,357; Elias J. Eliopoulos, $148,585; J. William Henry, $148,585; Dennis A. O'Neal, $148,585. All such amounts are subject to a 7-year vesting schedule and are payable upon retirement, death, or total disability.

(4)
Includes the following amounts: Bruce R. Lauritzen, $64,639 for travel expenses; Elias J. Eliopoulos, $32,449 for travel expenses; J. William Henry, $6,886 for travel expenses; Dennis A. O'Neal, $9,812 for travel expenses. All named executives each received $7,200 for director's fees from the Bank.

C.    Options Acquired in Last Fiscal Year

        A new deferred compensation plan was adopted in 2000 to provide participants with the opportunity to invest performance and bonus awards in options for the purchase of shares in mutual funds or Company stock. The entire amount of the annual bonus, both deferred under vesting schedules and paid in cash, is reported as cash compensation in the Summary Compensation Table, column (d), in the year for which it is awarded. Senior Management directing that some or all of their performance or bonus awards be invested in options to acquire shares of the Company's common stock, purchase these options by applying the performance or bonus award in an amount equal to 50% of the fair market value of the Company's common stock on the date the option is acquired. The exercise price of the options will equal the greater of 50% of the fair market value of the Company's common stock on the date of exercise or 25% of the fair market value of the Company's common stock on the date the option was acquired. Performance awards under this deferred compensation plan are subject to 7-year vesting schedules and may be 100% vested upon termination of employment after the participant attains age 60 and completes five years of service, or if while employed by the Company, the participant attains age 65, dies or becomes totally and permanently disabled. Voluntary elective bonus deferrals relating to bonus awards vest immediately. Options acquired under this deferred compensation plan may not be exercised until vested and options acquired with performance awards are subject to further exercise restrictions while the participants remain employed by the Company. The following table shows the options acquired for the purchase of Company stock under this deferred compensation plan during fiscal 2001 on behalf of those executive officers of the Company whose compensation is reported in the Summary Compensation Table.

(a) Name	(b) Number of Securities Underlying Options Acquired (#)(1)		(c) % of Total Options Acquired for Employees in Fiscal Year	(d) Weighted Average Exercise or Base Price ($/Sh) (2)	(e) Expiration Date (3)	(f) Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 5% ($)(4)	(g) Potential Realized Value at Assumed Annual Rates of Stock Price Appreciation for Option Term 10% ($)(4)
Bruce R. Lauritzen	382	(5)	53.84%	$2,378.78	6/21/23	$813,036	$5,011,802
Elias J. Eliopoulos	101		14.27%	$2,396.67	8/28/24	$213,681	$1,326,563
J. William Henry	9		1.21%	$2,259.95	7/03/22	$19,218	$113,213
Dennis A. O'Neal	0		0%	n.a.	n.a.	n.a.	n.a.

(1)
Options acquired in 2001 on behalf of the executive officers listed above represent the proceeds of the 2001 performance award or incentive awards with which the named executive elected to purchase stock options to acquire Company stock and options purchased with 2001 dividend reinvestment income. The executive officers also had the opportunity to purchase options to acquire mutual fund shares. No stock appreciation rights (SARs) may be granted under the New Plan.

(2)
The amount included in column (d) above represents the weighted average total purchase price for the shares acquired under these options. The total purchase price of shares acquired under these options consists of the purchase price of the option plus the exercise price of the option. The exercise price of the options will equal the greater of 50% of the fair market value of the Company's common stock on the date of exercise or 25% of the fair market value of the Company's common stock on the date the option was acquired. The purchase price of the option equals 50% of the fair market value of the Company's common stock on the date the option was acquired. Fair market value is defined as the average sale price of the Company's common stock for the last 30 trading days. For purposes of the above table, the exercise price of the options was calculated using the fair market value of the Company's common stock as of December 31, 2001.

(3)
The expiration date of the options is 15 years after the earlier of the date the participant attains age 65 or the date of the participant's actual retirement. For purposes of this table, it has been assumed that each of the executive officers retired at age 65.

(4)
The dollar amounts set forth under these columns are the result of calculations of assumed appreciation in the price of our common stock at these annual rates from the respective dates the options were acquired to the respective expiration dates of the options less the exercise price of the options. The dollar amounts are further reduced by the purchase price as set forth in footnote (2) above. These assumptions are not intended to forecast future price appreciation of the Company's common stock. The market price of the Company's common stock may increase or decrease in value over the time period set forth above.

(5)
Included in Bruce R. Lauritzen's options acquired during the year are 238 options that were acquired with cash liquidated from a separate, inactive deferred compensation plan in which Bruce R. Lauritzen's participant account was fully vested. Therefore, these options were fully vested at acquisition.

D.    Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        No options were exercised during fiscal 2001 by any executive officer of the Company whose compensation is reported in the Summary Compensation Table. The following table sets forth certain information concerning the number of unexercised options and the value of unexercised options at the end of fiscal 2001 held by those officers.

(a) Name	(b) Shares Acquired on Exercise(#)	(c) Value Realized ($)	(d) Number of Securities Underlying Unexercised Options at Fiscal Year End(#) Exercisable/ Unexercisable	(e) Value of Unexercised In-the-Money Options at Fiscal Year End($)(1) Exercisable/ Unexercisable
Bruce R. Lauritzen	0	0	2,073 / 371	$517,670 / $133,261
Elias J. Eliopoulos	0	0	287 / 146	$80,960 / $25,957
J. William Henry	0	0	343 / 51	$96,756 / $13,106
Dennis A. O'Neal	0	0	0 / 0	$0 / $0

(1)
Based on the difference between the fair market value of the Company's common stock on December 31, 2001 and the total purchase price of the shares acquired under these options as set forth in footnote (2) above.

E.    Defined Benefit Pension Plan

        The Company's pension plan is a noncontributory defined benefit pension plan (the Pension Plan). Contribution amounts cannot be readily determined with respect to individual Pension Plan participants. A contribution to the Pension Plan is required for 2001, and will be made no later than September 15, 2002.

        Benefits payable at "normal retirement" (age 65) are determined by a formula which is: 1.25% of final average monthly salary (the highest average using 60 consecutive months out of the last 120 months of employment) plus .42% of the excess of final average salary over the social security wage base, times years of credited service. The amount payable is subject to limits established by federal law. This amount is paid in full at normal retirement. Early retirement benefits are available, at actuarially reduced amounts, at any age between 55 and 65; provided, however, there is no reduction if a person has 40 or more years credited service. If credited service exceeds 40 years, an actuarial increase of up to 4.25% will be substituted for each credited year of service over 40. If a Pension Plan participant terminates employment before eligibility for retirement benefits, the participant may be vested in some or all of his or her accrued benefit, deferred to normal retirement (or an actuarially reduced amount if payments start early). Vesting in the Pension Plan is determined by a method termed "Five Year Cliff" vesting (no vesting until five years of service have been completed, excluding years of service before the participant's 18th birthday, then 100% vested after the five year period).

        Benefits determined by the formula above are straight-life annuity amounts. Joint and survivor annuities, on an actuarially equivalent basis, are provided for by the Pension Plan.

        The table below (the Pension Table) shows estimated annual benefits payable on a straight-life annuity basis under the Pension Plan to a Company employee upon retirement on December 31, 2001 at age 65 with indicated coverage, final average compensation and periods of service. Estimated benefits for salaries over $170,000 are the same as for a $170,000 salary, because of limitations imposed by federal law. The current $140,000 benefit limit, as set by federal law for defined benefit plans, has been reflected in the Pension Table.

	Years of Service
Annual Average Covered Remuneration
	15 Years	20 Years	25 Years	30 Years	35 Years
$125,000	$26,247	$34,996	$43,746	$52,495	$61,244
150,000	32,510	43,346	54,183	65,020	75,856
175,000	37,520	50,026	62,533	75,040	87,546
200,000	37,520	50,026	62,533	75,040	87,546
225,000	37,520	50,026	62,533	75,040	87,546
250,000	37,520	50,026	62,533	75,040	87,546
300,000	37,520	50,026	62,533	75,040	87,546
400,000	37,520	50,026	62,533	75,040	87,546
450,000	37,520	50,026	62,533	75,040	87,546
500,000	37,520	50,026	62,533	75,040	87,546

        Remuneration covered by the Pension Plan and included in the Pension Table above is basic salary only. Thus, remuneration covered by the Pension Plan is part of the cash compensation reported in column (c) of the Summary Compensation Table for the named executive officers. The amounts in the Pension Table are not subject to any deductions for Social Security benefits or other offsets.

        The amounts of covered remuneration paid in 2001 and the number of years of credited service (total years of service, if different, are noted) for the executive officers named above as of December 31, 2001 were: Bruce R. Lauritzen—$509,275 - 34.25; Elias J. Eliopoulos—$301,937 - 32.75; J. William Henry—$301,937 - 37.25; Dennis A. O'Neal—$301,937 - 20.25. See the Pension Table above.

F.    Committee Interlocks and Insider Participation

        Bruce R. Lauritzen, Elias J. Eliopoulos, J. William Henry and Dennis A. O'Neal served as members of the Executive Committee of the Board, which fixes the compensation of the officers of the Company, during the last completed fiscal year. Each of Messrs. Lauritzen, Eliopoulos, Henry and O'Neal also served as an executive officer of the Company during the fiscal year.

        During 2001, there were no compensation committee interlocks that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

G.    Compensation of Directors

        The Company does not separately compensate its directors. However, the Bank pays each of its directors a fee of $600 per month for their services as a director of the Bank. Messrs. Lauritzen, Eliopoulos, Henry, O'Neal, Giltner and Mrs. Dodge are directors of the Bank. In addition, the

Company and the Bank reimburse their directors for expenses incurred by them related to their service as directors.

H.    Employment Contracts and Termination of Employment Arrangements

        An employment agreement dated January 1, 1980 exists between the Company and Bruce R. Lauritzen with respect to his employment in the position indicated in the Election of Directors section. The agreement generally provides for an annual base salary which is adjusted in such amounts and at such times as may be determined by the Executive Committee and, in the event of the employee's termination of employment by reason of death, certain benefits to be paid to a designated beneficiary of the employee. Such benefits will include one year of the employee's current compensation which will be equal to the sum of (i) employee's direct annual compensation being received from the Company upon such termination, (ii) the employee's base compensation being received from the Bank upon such termination, and (iii) the bonus received from the Bank for the year immediately prior to his death, payable in not more than sixty (60) equal monthly installments. In the event the employee's employment is terminated by reason of disability, the employee will be paid an amount approximately equal to two-thirds of the sum of the three items listed above adjusted annually by a percentage equal to the average increase in direct compensation paid to officers of the Company and the Bank, which payments will continue until the employee is entitled to receive retirement benefits from the pension plan of the Bank or the Company. During 2001, Bruce R. Lauritzen was paid a $20,000 annual base salary by the Company pursuant to the employment agreement. No formal employment agreements exist between the Bank and Bruce R. Lauritzen.

I.    Performance Graph

        The following graph illustrates the cumulative total return to shareholders for the five-year period ended December 31, 2001, for First National of Nebraska's common stock, the Standard and Poor's 500 Stock Index (S&P 500 Index), and a group of peer bank holding companies that First National of Nebraska considers its primary local and regional competitors. The competitive peer group consists of: Commercial Federal Corporation of Omaha, Nebraska; First Commerce Bancshares of Lincoln, Nebraska; Commerce Bancshares, Inc. and UMB Financial Corporation both of Kansas City, Missouri; U.S. Bancorp of Minneapolis, Minnesota; Wells Fargo & Company of San Francisco, California and Bank One Corporation of Chicago, Illinois. The competitive peer group index has been updated to include the effects of U.S. Bancorp acquiring First Bank Systems in 2001. The cumulative total return to shareholders for the competitive peer group is weighted according to the respective issuer's market capitalization. This graph assumes an initial investment of $100.00 in the indices presented and in the Company's common stock on December 31, 1996 and reinvestment of dividends.

Comparison of Five-Year Cumulative Total Return

	1996	1997	1998	1999	2000	2001
FIRST NATIONAL OF NEBRASKA	$100	$107	$101	$74	$59	$79
S&P 500 INDEX	$100	$133	$171	$208	$189	$166
COMPETITIVE PEER GROUP	$100	$81	$107	$91	$120	$112

INFORMATION CONCERNING CERTAIN INTERESTS AND TRANSACTIONS

        In addition to Bruce R. Lauritzen's role and ownership position with the Company and its subsidiaries during 2001, he served as an officer and director of, and owned more than 10% equity interest in, numerous other banks and corporations, including Lauritzen Corporation, a family-owned private bank holding company. Mr. Lauritzen is Chairman of the Board of Directors and President of Lauritzen Corporation and controls 99.9% of the voting securities of Lauritzen Corporation.

        Credit card loan participations sold to banks controlled by Lauritzen Corporation and serviced by the Company were $81 million at December 31, 2001. Non-credit card loan participations sold to banks controlled by Lauritzen Corporation were $21 million at December 31, 2001. Non-credit card loan participations of $35.9 million were purchased from companies controlled by Lauritzen Corporation at December 31, 2001. In addition, the Company provides various services for Lauritzen Corporation, including third party processing of computer services, internet support and limited administrative services. During 2001, Lauritzen Corporation made payments to the Company of $1.6 million for these services. The Company believes that all transactions between the Company and Lauritzen Corporation and its related entities occurred on terms that were at least as favorable to the Company as those prevailing at the time for comparable transactions with unaffiliated companies.

        Daniel K. O'Neill, Senior Vice President and Director of the Company, is also Executive Vice President and Director of Lauritzen Corporation. In the past, substantially all of Mr. O'Neill's compensation has been paid by Lauritzen Corporation. Beginning in 2002, Mr. O'Neill's compensation will be prorated between Lauritzen Corporation and the Company based on the amount of Mr. O'Neill's time devoted to each respective entity. The Company has agreed to reimburse Lauritzen Corporation for it's respective share of Mr. O'Neill's compensation.

        In addition to transactions with Lauritzen Corporation, banking subsidiaries of the Company had loan transactions in the ordinary course of business with some of the Company's directors and officers, and some of the subsidiaries' directors and officers during 2001. Such loans did not involve more than the normal risk of collectibility, present other unfavorable features or bear lower interest rates than those prevailing at the time for comparable transactions with unaffiliated persons.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is currently comprised of J. William Henry and Daniel K. O'Neill, both of whom are executive officers of the Company.

        The Company's management is responsible for the preparation of the Company's financial statements and for maintaining an adequate system of internal controls and processes for that purpose. Deloitte & Touche LLP ("Deloitte") acts as the Company's independent auditors and they are responsible for conducting an independent audit of the Company's annual financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes. The Board of Directors has not adopted a written charter for the Audit Committee.

        The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2001 with management of the Company and with representatives from Deloitte. As a result of these discussions, the Audit Committee believes that the Company maintains an effective system of accounting controls that allow it to prepare financial statements that fairly present the Company's financial position and results of its operations. Our discussions with Deloitte also included the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees". The Audit Committee considered whether the independent auditors' provision of the services described below under the heading "Independent Public Accountants" is compatible with maintaining the auditors' independence from management and the Company.

        In addition, the Audit Committee reviewed the independence of Deloitte. We received written disclosures and a letter from Deloitte regarding its independence as required by Independence Standards Board Standards No. 1 and discussed this information with Deloitte.

        Based on the foregoing, the Audit Committee has recommended to the full Board of Directors that the audited financial statements of the Company for the year ended December 31, 2001 be included in the Company's annual report on Form 10-K to be filed with the Securities and Exchange Commission.

                      J. William Henry
                      Daniel K. O'Neill

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        As of March 29, 2002, there were a total of 334,500 outstanding shares of the Company's common stock, par value $5.00 per share. No other class of stock has been issued by the Company. The following table sets forth the beneficial ownership of the common stock of the Company by each director and nominees for director of the Company, by each executive officer of the Company listed in the Summary Compensation Table, by all executive officers and directors of the Company as a group and by each person known to management of the Company to be the beneficial owner of more than 5% of the Company's common stock. Unless otherwise noted, the named shareholders have sole investment and voting power with respect to all shares listed.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Bruce R. Lauritzen First National Bank First National Center Omaha, NE 68102	129,139	(1, 3, 4, 7)	38.61%
Elizabeth D. Lauritzen First National Bank First National Center Omaha, NE 68102	87,140	(2, 7)	26.05%
Lauritzen Corporation First National Center Omaha, NE 68102	77,048	(3, 7)	23.03%
Thomas L. Davis c/o Trust Department First National Bank First National Center Omaha, NE 68102	38,481	(5)	11.50%
Ann L. Pape c/o Trust Department First National Bank First National Center Omaha, NE 68102	17,133	(6)	5.12%
FirstLine Insurance Services, Inc. First National Center Omaha, NE 68102	11,708	(4, 7)	3.50%
F. Phillips Giltner First National Bank First National Center Omaha, NE 68102	8,277	(8)	2.47%
Elias J. Eliopoulos First National Bank First National Center Omaha, NE 68102	707	(9)	*

J. William Henry First National Bank First National Center Omaha, NE 68102	423	(10)	*
Dennis A. O'Neal First National Bank First National Center Omaha, NE 68102	40		*
Margaret Lauritzen Dodge First National Bank First National Center Omaha, NE 68102	870	(11)	*
Daniel K. O'Neill Lauritzen Corporation First National Center Omaha, NE 68102	0		*
All Executive Officers and Directors of the Company as a group (7 persons)	139,456	(12)	41.69%

*
Represents less than 1% of the issued and outstanding shares of the Company's common stock.

1.
Consists of 9,038 shares over which Mr. Lauritzen exercises sole investment and voting power; 200 shares over which he shares investment and voting power with his spouse; 77,048 shares which are owned by the Lauritzen Corporation; 11,708 shares are owned by FirstLine Insurance Services, Inc.; 2,073 shares which Mr. Lauritzen has the right to acquire through the exercise of stock options; 16,516 shares from which Mr. Lauritzen has the right to receive dividends and sale proceeds and Elizabeth D. Lauritzen shares investment and voting power with the Bank; and 1,474 shares and 11,082 shares owned by the Lauritzen Corporation pension plan and the Bank pension plan, respectively, over which he has voting power.

2.
Consists of 52,286 shares over which Mrs. Lauritzen exercises sole investment and voting power; 4,922 shares over which Mrs. Lauritzen, as a co-trustee of the John R. Lauritzen Marital Trust, shares voting and dispositive power with the Bank; and 16,516 shares and 13,416 shares which Mrs. Lauritzen shares investment and voting power with the Bank, but Mr. Lauritzen and Mrs. Pape, respectively, have rights to receive dividends and sale proceeds.

3.
77,048 shares are reported as beneficially owned by both Bruce R. Lauritzen and Lauritzen Corporation. Mr. Lauritzen, as Chairman of the Lauritzen Corporation and as the holder of the majority of the voting power of Lauritzen Corporation, has sole investment and voting power of the shares owned by the Lauritzen Corporation.

4.
11,708 shares are reported as beneficially owned by both Bruce R. Lauritzen and FirstLine Insurance Services, Inc. Mr. Lauritzen, as Chairman and as the holder of the majority of the voting power of Lauritzen Investments Incorporated, the parent of FirstLine Insurance Services, Inc., has sole investment and voting power of the shares owned by FirstLine Insurance Services, Inc.

5.
Consists of 29,336 shares over which Mr. Davis exercises sole investment and voting power and 9,145 shares over which he exercises sole voting power.

6.
Consists of 3,717 shares over which Mrs. Pape exercises sole investment and voting power and 13,416 shares from which Mrs. Pape has the right to receive dividends and sale proceeds and Mrs. Elizabeth Lauritzen shares investment and voting power with the Bank.

7.
Certain shares are reported as beneficially owned by Bruce R. Lauritzen, Elizabeth D. Lauritzen, Lauritzen Corporation and FirstLine Insurance Services, Inc. The total number of shares beneficially owned by them, without duplication, is 199,763 or approximately 59.72% of the issued and outstanding shares.

8.
Consists of 8,277 shares held in a trust over which Mr. Giltner exercises sole investment and voting power.

9.
Consists of 420 shares over which Mr. Eliopoulos exercises sole investment and voting power and 287 shares which he has the right to acquire through the exercise of stock options.

10.
Consists of 30 shares over which Mr. Henry exercises sole investment and voting power, 50 shares held in a trust over which Mr. Henry exercises sole investment and voting power and 343 shares which Mr. Henry has the right to acquire through the exercise of stock options.

11.
Consists of 540 shares over which Mrs. Dodge has sole investment and voting power and 330 shares which are owned by Loomis Company. Mrs. Dodge, as the sole shareholder of Loomis Company, has sole investment and voting power of the shares owned by Loomis Company.

12.
Includes 2,703 shares, or approximately .81% of the issued and outstanding shares, which the Executive Officers & Directors have the right to acquire through the exercise of stock options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Based solely upon the Company's review of such reports and written representations that no other reports were required, the Company believes that all filing requirements applicable to its officers, directors and 10% shareholders were complied with during the 2001 fiscal year.

INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP are the Company's independent accountants and are expected to continue in that capacity during 2002. It is not anticipated that a representative of that firm will attend the annual meeting of shareholders of the Company.

Audit Fees

        Deloitte billed the Company for a total of $348,502 in fees for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Form 10-Q reports filed with the Securities and Exchange Commission during that year.

Financial Information Systems Design and Implementation Fees

        Deloitte did not perform any professional services for the Company during the year ended December 31, 2001, either directly or indirectly, in connection with the operation, or supervising the operation, of the Company's information system or managing the Company's local area network, or designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or that generates information that is significant to the Company's financial statements taken as a whole. Accordingly, no fees were paid to Deloitte during 2001 for these types of services.

All Other Fees

        Deloitte billed the Company an aggregate of $344,560 in fees for services other than those described above under audit fees, of which $223,117 were considered audit-related fees. Audit-related fees include fees for the audits of employee benefit plans and agreed-upon procedures.

COST OF SOLICITATION

        The cost of soliciting proxies, which includes printing, postage, mailing and legal fees, will be paid by the Company.

        The annual report on Form 10-K to the Securities and Exchange Commission for the year ended December 31, 2001 may be obtained without charge by each person whose proxy is solicited by written request to the Company. Such request should be directed to Timothy D. Hart, Secretary, One First National Center, Omaha, NE 68197.

First National of Nebraska,  Inc.                                                                 PROXY
One First National Center
16th and Dodge Streets
Omaha, NE 68197

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints the Board of Directors of First National of Nebraska, Inc. as Proxy with full power of substitution to represent the undersigned and to vote, as designated below, all of the shares of common stock of First National of Nebraska, Inc. held of record by the undersigned at the annual meeting of that Corporation to be held on June 26, 2002 and any adjournment thereof.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below ☐ (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below ☐
	INSTRUCTION	To withhold authority to vote for any individual nominee, mark "FOR" and cross out the person's name in the list below.
F. Phillips Giltner
J. William Henry
Daniel K. O'Neill
2.
IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING IF NOTICE OF THE MATTER IS NOT RECEIVED BY THE COMPANY ON OR BEFORE MAY 27, 2002.

THIS PROXY, IF EXECUTED AND RETURNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NAMED NOMINEES FOR DIRECTOR.

        The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of the Stockholders of First National of Nebraska, Inc. called for June 26, 2002 and the Proxy Statement relating thereto prior to signing this proxy.

        Please sign this proxy as your name appears above. Joint owners must each sign personally. Trustees and others signing in a representative capacity must indicate the capacity in which they sign.

(Signature)

Date:
(Signature)

QuickLinks

ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
VOTING AT MEETING
OTHER MATTERS TO COME BEFORE THE MEETING
SHAREHOLDER PROPOSALS
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Comparison of Five-Year Cumulative Total Return
INFORMATION CONCERNING CERTAIN INTERESTS AND TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
INDEPENDENT PUBLIC ACCOUNTANTS
COST OF SOLICITATION